                                                                Exhibit 10.1 (a)

                              EXCHANGE AGREEMENT


     This Agreement (the "Agreement") is entered into as of April 23, 2001, between WISCONSIN ENERGY CORPORATION (the "Corporation"), and PAUL DONOVAN (the "Participant").

                                    RECITALS

     The Participant is an officer of and employed by the Corporation and is covered under the Corporation's Supplemental Executive Retirement Plan (the "SERP"). The Corporation has offered him certain benefits under a Split Dollar Agreement between him and the Corporation of even date herewith (the "Split Dollar Agreement") in exchange for and in lieu of certain benefits under the SERP. The Participant wishes to make such an exchange and the parties are entering into this Agreement to accomplish the same.


                                   AGREEMENT

     NOW, THEREFORE, it is mutually agreed that:

     1.  Elimination of Certain Benefits Under the SERP.  The Participant, in
         ----------------------------------------------
return for the Corporation's entering into the Split Dollar Agreement, irrevocably agrees to the elimination of such amount of SERP benefits as have a present value of $944,750.00 (the "Waived Amount"), determined as of the date that benefits otherwise would become payable to or with respect to him under the terms of the SERP (the "Determination Date") and calculated using an after-tax discount rate of 4.5% (which has been determined based upon the discount rate of 7.5% used by the Corporation's outside actuaries to value the Corporation's benefit obligations under the SERP and assuming a tax rate of 40% for the Corporation) and mortality using 60% of the GAM `83 Mortality Table (i.e., assuming only 60% of the mortality rate in that table for males, to take into account more favorable life expectancy). If as of the Determination Date, the total present value of all of the SERP benefits to which the Participant or his beneficiary is entitled exceeds the Waived Amount, then the Corporation may in its sole discretion determine how much of Benefit "A" and Benefit "B" under the SERP shall be eliminated, in order that the aggregate elimination equals the Waived Amount.

     As of the date hereof, the Participant acknowledges that he shall have no further rights or claims of any sort whatsoever with regard to the Waived Amount, notwithstanding any other provision contained in any agreement between the Participant and the Corporation or in any benefit plan or program of the Corporation.

     2.  Executive Split Dollar Agreement. The Corporation has provided the
         --------------------------------
Participant with the Split Dollar Agreement which provides for the issuance of an insurance policy by Nationwide Life Insurance Company. By his signature below, the Participant acknowledges that he has received a copy of the Split Dollar Agreement. A further copy of the Split Dollar Agreement is attached to and made a part of this Agreement. This Agreement and the Split Dollar Agreement, collectively, shall be considered one complete contract between the parties.

     3.  Tax Consequences. The Corporation does not guarantee that the tax
         ----------------
consequences to the Participant will be as the Participant may have expected, and the Participant assumes the risk that different interpretations of currently applicable tax law or subsequent changes in applicable law may result in unexpected tax consequences.

     4.  Acknowledgment. The Participant hereby acknowledges that he has read
         --------------
and understands this Agreement and the Split Dollar Agreement.

     5.  Successors and Assigns. This Agreement shall inure to the benefit of,
         ----------------------
and be binding upon, the Corporation and its successors and assigns, and the Participant and his or her assignees, devisees and heirs.

     6.  Governing Law. This Agreement shall be governed by and construed under
         -------------
the internal laws of the State of Wisconsin, without regard to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.


                                        WISCONSIN ENERGY CORPORATION


                                        By: /s/ Thomas H. Fehring
                                            -----------------------------



                                        /s/ Paul Donovan
                                        ---------------------------------
                                        PAUL DONOVAN

                                                                Exhibit 10.1 (b)


                                                            April 23, 2001



Mr. Paul Donovan



     Re:  Split Dollar Agreement Dated as of April 23, 2001

Dear Paul:

     The Company and you are ready to enter into the above agreement (the "Split Dollar Agreement") in consideration of your agreement to waive certain non-qualified deferred compensation accruals you might otherwise become entitled to receive under the Company's Supplemental Executive Retirement Plan. Your waiver would be provided for in the proposed Exchange Agreement between us dated April 23, 2001 (the "Exchange Agreement"). All capitalized terms used in this letter which are not otherwise defined shall have the meaning given to them in either the Split Dollar Agreement or the Exchange Agreement.

     The purpose of this letter is to set forth the Company's promise to you, your spouse or your estate (and references to "you" in this letter shall be deemed to include your spouse or your estate) should you "become income taxable" as defined below, under the following circumstances:

     (a) One circumstance would apply if you become income taxable or would become income taxable at a determinable future date on any of the Cash Surrender Value at any time prior to or coincident with the date the Company exercises its rights under the Collateral Assignment to withdraw its Collateral Interest from the Joint Life Policy. The first to occur of such dates is referred to in this letter as the "Company Withdrawal Date."

     (b) Another circumstance would apply if you would become income taxable on the value of your non-qualified deferred compensation accruals which you have agreed to eliminate (the "Waived Benefits") under the Exchange Agreement at any time prior to a Company Withdrawal Date.

     (c) Another circumstance would apply if your imputed compensation income calculated under Section 7872 of the Code with respect to the premiums paid by

Mr. Paul Donovan
____________, 2001
Page 2

          the Company on the Policy which the Company and you intend to report for income tax purposes under IRS Notice 2001-10 as loans (the "Loans") is ever determined by an applicable federal interest rate (the "AFR") which is more than 3 percentage points higher than the AFR which first applies to the Loans in 2001.

     (d) Finally, it is recognized that you might "become income taxable" under other circumstances, not described in paragraphs (a), (b) and (c).

     You will be considered to have become income taxable for purposes of this letter upon the occurrence of either of two events. First, you will be considered to have become income taxable upon your providing us with written documentation establishing that the Internal Revenue Service has determined that you must recognize income for federal income tax purposes either with respect to the Cash Surrender Value or the Waived Benefits at any time prior to the Company Withdrawal Date. Secondly, you will be considered to have become income taxable for purposes of this letter upon your providing us with the opinion of a nationally recognized accounting firm that in the reasonable judgment of such accounting firm, you should recognize such income (either relating to the Cash Surrender Value or the Waived Benefits) or that you should recognize other income relating to the Split Dollar Agreement or Exchange Agreement in a manner not anticipated under existing law as of the date of this letter (which would include any change in the operation or structure of Section 7872 of the Code as applied to the Loans).

     Should you become income taxable as defined above, then we agree that, the Company will exercise the right to withdraw the entire amount of its Collateral Interest from the Joint Life Policy. However, the withdrawal will be accomplished only after 60 days' prior notice (as provided in the Split Dollar Agreement) to you, so that you will have the opportunity to contribute replacement funds (including, if you so desire, the funds paid to you by the Company under the next paragraph of this letter) to prevent the Joint Life Policy from expiring.

     Whether or not you have become income taxable as defined above, the Company shall have the right on demand at any time, on 60 days' prior notice (as provided in the Split Dollar Agreement) to you, to withdraw the entire amount of its Collateral Interest from the Joint Life Policy. However, if the Company does so at any time after you have acquired a vested interest in benefits under the Company's Supplemental Executive Retirement Plan and before the completion of the 16 annual premium payments provided for in Schedule A of the Split Dollar Agreement, the Company will continue to make annual payments to you or to the Decedent's estate or other designated beneficiary, as the case may be, in the amounts and at the times provided for in Section 3(c) of the Split Dollar Agreement.

     Notwithstanding any other provision of this letter, the Split Dollar Agreement and the Exchange Agreement, this letter is also intended to express the Company's commitment to you

Mr. Paul Donovan
____________, 2001
Page 3

that (i) should you wish at some point in the future to enter into another agreement similar to the Exchange Agreement or modify the Exchange Agreement under which you waive certain additional non-qualified deferred compensation accruals in return for certain increased premium payments to be made by the Company under the Split Dollar Agreement, under the same principles used in connection with the initial establishment of the Split Dollar Agreement, the Company would do so, and (ii) should you wish to change the terms for repayment of Loans at any time, the Company will work with you in good faith to restructure the same on mutually agreeable basis.

     If you are in agreement, please indicate your acceptance in the space provided below on the enclosed duplicate of this letter and it will then serve as a binding agreement between us.


                                             Very truly yours,

                                             WISCONSIN ENERGY CORPORATION



                                             By: /s/ Thomas H. Fehring
                                                 -------------------------------


The above letter is accepted on this 23/rd/ day of April, 2001.


/s/ Paul Donovan
-------------------------------------------
Paul Donovan

                                                                Exhibit 10.1 (c)

                            SPLIT DOLLAR AGREEMENT


     This Split Dollar Agreement (the "Agreement") is made, as of April 23, 2001, among WISCONSIN ENERGY CORPORATION (the "Corporation") and PAUL DONOVAN (the "Participant") and the PAUL AND PATRICIA R. DONOVAN 2000 IRREVOCABLE TRUST, dated December 1, 2000 (the "Owner").


                                   RECITALS

     A. The Participant desires to insure his life and the life of his spouse for the benefit and protection of the Participant's family or other beneficiary(ies) under the Policy (as defined below);

     B. The Corporation desires to help the Participant provide life insurance for the benefit and protection of his family or beneficiary by providing funds from time to time to pay the premiums due on the Policy [which the parties intend to report for income tax purposes as loans (the "Loans")] in accordance with this Agreement, in exchange for the waiver by the Participant of certain benefits, with such exchange to be on a cost-neutral basis to the Corporation; and

     C. The Owner desires to assign certain rights and interests in the Policy to the Corporation, to the extent provided herein, as security for repayment of the Loans provided by the Corporation for the acquisition and/or maintenance of the Policy.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth below, the parties to this Agreement agree as follows:

     1.  Definitions.  For purposes of this Agreement, unless otherwise clearly
         -----------
apparent from the context, the following phrases or terms shall have the following indicated meanings:

         (a) "Aggregate Premiums Paid" shall mean, at any time, an amount equal to the Loans which are the cumulative premiums paid by the Corporation on the Joint Life Policy.

         (b) "Benefit Measurement Date" shall mean the earliest of February 27, 2020, the date of the death of the Decedent, the date of the Participant's termination of employment with the Corporation prior to his having acquired a vested interest in benefits under the Corporation's Supplemental Executive Retirement Plan, or the occurrence of any event entitling the Corporation to withdraw its Collateral Interest under that certain letter agreement between the Corporation and the Participant dated _______________, 2001.

          (c) "Cash Surrender Value" shall mean an amount that equals, at any specified time, the cash surrender value as determined under the terms of the Policy.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Collateral Assignment" shall mean an assignment made by the Owner in favor of the Corporation in a form mutually agreed to by the Corporation and the Owner and accepted by the Insurer.

          (f) "Collateral Interest" shall mean the Corporation's interest in the Policy, which shall equal, at any time, the lesser of Aggregate Premiums Paid or Cash Surrender Value (except as otherwise provided in Section 6), and which shall be repaid to the Corporation in accordance with Section 6 below.

          (g) "Decedent" shall mean, as to a Joint Life Policy, the second to die of the Participant and his spouse.

          (h) "Designated Beneficiary" shall mean the beneficiary designated under the Policy.

          (i) "Economic Income" shall mean taxable compensation income imputed to the Participant as a result of the Loans under Section 7872 of the Code.

          (j) "Insurer" shall mean Nationwide Life Insurance Company.

          (k) "Joint Life Policy" means a policy which pays upon the death of the second to die of the Participant and his spouse.

          (l) "Owner" shall mean the Paul and Patricia R. Donovan 2000 Irrevocable Trust, dated December 1, 2000.

          (m) "Owner's Death Benefit" shall mean all Policy proceeds in excess of the Collateral Interest.

          (n) "Participant" shall mean Paul Donovan.

          (o) "Plan" shall mean the plan described in Section 8(a) below.

          (p) "Policy" shall mean the following Joint Life Policy that is issued by the Insurer, Policy No. N101078030 on the lives of Paul and Patricia R. Donovan.

     2.   Acquisition of Policy; Ownership of Insurance.  The parties to this
          ---------------------------------------------
Agreement shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Owner as the sole and exclusive owner of the Policy, subject to the rights and interests granted to the Corporation as provided in this Agreement and the Collateral Assignment. Concurrent with the signing of this Agreement, the Owner will collaterally assign the Policy to the Corporation, in the form of the Collateral Assignment, as security for the payment of the Collateral Interest, which assignment shall not be altered or changed without the mutual consent of the Corporation and the Owner.

     3.   Premium Payments on Policy.
          --------------------------

          (a) Payments and Reimbursements.  Prior to the occurrence of the
              ---------------------------
     Benefit Measurement Date, the Corporation shall pay to the Insurer, on or before each applicable premium due date, the premiums for the Policy as shown on Schedule A attached and made a part hereof. The parties intend to report such premium payments for income tax purposes as loans from the Corporation to the Participant (the "Loans"). In the event that the Corporation fails to make any such payment, the Owner or the Participant may make (but is not required to make) any such payment, and the Corporation shall immediately reimburse the Owner or the Participant, as the case may be, for any amount so paid, plus an additional amount such that after payment by the Participant of federal and state income taxes and Medicare taxes on the aggregate of all amounts so paid by the Corporation, the amount remaining will be equal to the applicable premium payment.

          (b) Tax Reimbursement.  On or before March 15/th/ following each
              -----------------
     calendar year until the Benefit Measurement Date, the Corporation shall reimburse the Participant for the Participant's state and federal tax liability attributable to the Participant's Economic Income for such calendar year, plus an additional gross-up amount such that after payment by the Participant of all applicable state and federal taxes (including any Medicare or Social Security taxes) on the aggregate of all amounts so paid, the Participant will be in the same position as if he had not been taxed on such Economic Income, reimbursement and additional gross-up amount. The Participant also acknowledges that any reimbursement and gross-up amount under this Section 3(b) itself will be taxable income, subject to all applicable withholding.

          (c) If the Decedent dies prior to the completion of the 16 annual premium payments provided for on Schedule A, the Corporation shall continue to make annual payments on or before the dates specified in Schedule A in an amount equal to the "Calculated Amount" as set forth below, to the Decedent's estate or other designated beneficiary. The Calculated Amount shall be determined by calculating the stream of level annual payments that would be required for the remaining payment period which would have an aggregate present value equal to the after-tax cash costs to the Corporation of the payments the Corporation would have incurred had it made all of the remaining payments provided for on Schedule A, plus the tax reimbursement payments called for by subparagraph (b) above, but taking into account in the calculation of such present value the recovery by the Corporation of its Collateral Interest on the Benefit Measurement Date. Present value for purposes of this subparagraph (c) shall be determined using the same assumptions as provided in paragraph 1 of that certain Exchange Agreement between the Corporation and the Participant of even date herewith.

         (d) This Agreement shall be treated as a "plan" covered by the Corporation's Rabbi Trust Agreement dated as of December 1, 2000.

     4.  Corporation's Rights.  The Corporation's rights and interests in and to
         --------------------
the Policy shall be specifically limited to (i) the right to be paid its Collateral Interest in accordance with Section 6 below, and (ii) the rights specified in the Collateral Assignment.

     5.  Owner's Rights.  Subject to the terms of this Agreement and the
         --------------
Collateral Assignment, the Owner of the Policy shall be entitled to exercise all rights in the Policy, including the right to select investments under the Policy while the Collateral Assignment is in effect, except for the following, which may be exercised only in accordance with Section 6:

         (a)  To borrow against or pledge the Policy;

         (b)  To surrender, cancel or assign the Policy; or

         (c)  To take a distribution or withdrawal from the Policy.

     In particular, subject to the terms and conditions of the Policy, and the provisions of Section 6 below, the Owner may assign its rights under this Agreement and the Collateral Assignment, including but not limited to an assignment to an insurance trust of which the Participant is a settlor. In the event of an assignment of its rights, the Owner shall promptly notify the Corporation of the name and address of the new Owner or assignee, including the name and address of any trustee.

     Owner shall make all investment decisions under the Policy. Neither Owner nor the Corporation shall be liable for any loss in value of investments under the Policy.

     6.  Collateral Interest.  On the Benefit Measurement Date, the Collateral
         -------------------
Interest shall be paid or repaid to the Corporation in the following manner:

         (a) Notwithstanding any provision of this Agreement or the Policy that may be construed to the contrary, when the Benefit Measurement Date occurs,
     (i) the Corporation shall be entitled to that portion of the Policy's death proceeds or Cash Surrender Value if one or more of the insureds is still alive, that equals the sum of the Collateral Interest, and (ii) the Owner or the Designated Beneficiary, as the case may be, shall be entitled to the Owner's Death Benefit, or any remaining Cash Surrender Value if one or more of the insureds is still alive; provided, however, if the Benefit Measurement Date occurs due to the suicide of the Decedent, and the proceeds from the Policy are limited by either a suicide or contestability provision under the Policy, the Corporation shall be entitled to that portion of the higher of the Policy's Cash Surrender Value or death proceeds that does not exceed the Aggregate Premiums Paid. In either event, promptly following the Decedent's death, the Corporation and the Owner or the Designated Beneficiary shall take all steps necessary to collect the death proceeds of the Policy by submitting the proper claims forms to the Insurer. The Corporation shall notify the Insurer of the amount of the Owner's Death Benefit (except when the Policy's proceeds are limited because of the Decedent's death by suicide) and the Corporation's Collateral Interest in the Policy at the time of such death. Such amounts shall be paid, respectively, by the Insurer to the Owner or to the Designated Beneficiary, as the case may be, and the Corporation.

          (b) The Corporation agrees to keep records of its premium payments and to furnish the Owner and the Insurer with a statement of its Collateral Interest whenever either party requires such statement.

          (c) The Participant and/or Owner hereby acknowledge, understand and agree that, upon the release of the Corporation's Collateral Interest, the Corporation shall have no further interest in the Policy and shall have no obligation to make any additional premium payments.

          (d) Upon payment to the Corporation of its Collateral Interest in accordance with this Section 6, this Agreement, and the Participant's participation in the Plan, shall terminate and no party shall have any further rights or obligations under the Agreement or the Plan with respect to any other party, except to the extent otherwise provided in Section 3(c) hereof and except as provided in that certain letter dated _______________, 2001 from the Corporation to the Participant regarding this Split Dollar Agreement.

          (e) Notwithstanding anything to the contrary in this Agreement, the Corporation shall not have any obligation to seek or inquire after the whereabouts of an Owner or a Participant upon a Benefit Measurement Date.

     7.   Insurer.
          -------

          (a) The Insurer is not a party to this Agreement, shall in no way be bound by or charged with notice of its terms, and is expressly authorized to act only in accordance with the terms of the Policy. The Insurer shall be fully discharged from any and all liability under the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.

          (b) The signature(s) required for the Insurer to recognize the exercise of a right under the Policy shall be specified in the Collateral Assignment.

     8.   Plan; Named Fiduciary; Claims Procedure.
          ---------------------------------------

          (a) This Agreement is part of the Wisconsin Energy Corporation Split Dollar Plan, which consists of all Wisconsin Energy Corporation Split Dollar Agreements that so reference their association with the Plan. The provisions in this paragraph 8 are intended to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Corporation shall be the Plan Administrator and it shall have full and complete discretionary authority to control and manage the administration of this Agreement and to decide all matters arising under the claims procedure set forth in subparagraph (c) below, except as otherwise provided in subparagraphs
     (c)(iii) and (iv) below.

          (b) The Corporation is the named fiduciary of the Plan for purposes of this Agreement.

          (c) The following claims procedure shall be followed in handling any benefit claim under this Agreement and the Plan:

               (i) The Owner or the Designated Beneficiary, as the case may be, (the "Claimant"), shall file a claim for benefits by notifying the Corporation in writing. If the claim is wholly or partially denied, the Corporation shall provide a written notice within ninety (90) days specifying the reasons for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, that is necessary for the Claimant to receive benefits. Such written notice shall also indicate the steps to be taken by the Claimant if a review of the denial is desired.

               (ii) If a claim is denied, and a review is desired, the Claimant shall notify the Corporation in writing within sixty (60) days after receipt of written notice of a denial of a claim. In requesting a review, the Claimant may review Plan documents and submit any written issues and comments the Claimant feels are appropriate. The Corporation shall then review the claim and provide a written decision within sixty (60) days of receipt of a request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement, if any, upon which the decision is based.

               (iii) If a claim is allowed, or if a claim is denied and a court of competent jurisdiction thereafter overrules such denial and the time for appeal of any such court judgment has passed, the Corporation shall pay the amount allowed or ordered, as the case may be, and, if such amount causes the Claimant to become income taxable, an additional gross-up amount such that after payment by the claimant of all applicable state and federal income taxes on the aggregate of all amounts so paid, the claimant will be in the same position as if the claimant had not become income taxable on the amount paid, plus interest at the prime rate as reported in the Wall Street Journal (or if the same is not then published, at the prime rate as reported in the comparable financial journal then being published with the highest circulation) from the date the claim was filed.

               (iv) In the event that a court of competent jurisdiction makes a specific finding that the Corporation through its own negligence, recklessness or bad faith has failed to make a premium payment required by Section 3(a) above and that such failure has caused the Joint Life Policy to lapse and the time for appeal of any such court judgment has passed, the Corporation shall pay the full stated policy death benefit to the Owner plus interest from the date a judgment is entered by such court or the date of death of the Decedent, whichever is earlier, at the prime rate as reported in the Wall Street Journal (or if the same is not then published, at the prime rate as reported in the comparable financial journal then being published with the highest circulation). In addition, the Corporation shall pay to the Owner an additional gross-up amount such that after payment by the Owner of all state and federal taxes (including any Medicare or Social Security taxes) on the aggregate of all amounts so paid, the Owner will be in the same position as if the Owner had not been taxed on the payments.

               (v) Subject to the preceding subsections (iii) and (iv), the Corporation's liability under this Agreement shall not exceed the amount of proceeds from the Policy.

     9.   Amendment of Agreement.  This Agreement shall not be modified or
          ----------------------
amended except by a writing signed by all the parties hereto.

     10.  Binding Agreement.  This Agreement shall be binding upon the heirs,
          -----------------
administrators, executors, successors and assigns of each party to this Agreement, including a new corporation into which the Corporation is merged or to which substantially all the assets of the Corporation are transferred. In case of any transaction in which a successor to the Corporation, its assets and its businesses would not by the foregoing provision or by operation of law be bound, the Corporation shall require such successor to expressly and unconditionally assume and agree to perform the Corporation's obligations under this Agreement.

     11.  State Law.  This Agreement shall be subject to and be construed under
          ---------
the internal laws of the State of Wisconsin, without regard to its conflicts of laws principles.

     12.  Validity.  In case any provision of this Agreement shall be illegal or
          --------
invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Agreement.

     13.  Not a Contract of Employment.  The terms and conditions of this
          ----------------------------
Agreement shall not be deemed to constitute a contract of employment between the Corporation and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a separate written employment agreement. Nothing in this Agreement shall be deemed to give the Participant the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discipline or discharge the Participant at any time.

     14.  Examination.  Pursuant to his duty under Section 2, the Participant
          -----------
shall submit to a medical examination if required by the Insurer. In addition, if the Policy is a Joint Life Policy, the Participant's spouse shall submit to a medical examination if required by the Insurer.

     15.  Notice.  Any notice or filing required or permitted to be given under
          ------
this Agreement to the Owner, Participant or the Corporation shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

          To the Owner:                 The Paul and Patricia R. Donovan
                                            2000 Irrevocable Trust, dated
                                            December 1, 2000
                                        _ Laura P. Donovan, Trustee
                                        132 East Delaware, Apt. 5505
                                        Chicago, IL   60611


          To the Participant:           Paul Donovan
                                        2515 Cherokee Trail
                                        Rockford, IL 61107

          To the Corporation:           Wisconsin Energy Corporation
                                        Attn: Corporate Secretary
                                        231 West Michigan Street
                                        Milwaukee, WI 53201

or to such other address as may be furnished to the Owner, Participant or the Corporation in writing in accordance with this notice provision. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Owner and/or the Participant or the Designated Beneficiary under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Owner and/or the Participant, as the case may be.

     16.  Tax Consequences. The Corporation does not guarantee that the tax
          ----------------
consequences of the Participant's and/or Owner's participation in this Agreement and the Plan will be as the parties hereto may have expected, and by signing this Agreement the Participant and Owner assume the risk that different interpretations of currently applicable tax law or subsequent changes in applicable tax law may result in unexpected tax consequences.

     17.  Entire Agreement. This Agreement, the Exchange Agreement, the
          ----------------
Collateral Assignment and the letter agreement referred to in Section 1(b) constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement and supersede all previous negotiations, agreements and commitments in respect thereto. No oral explanation or oral information by the parties to this Agreement shall alter the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                             WISCONSIN ENERGY CORPORATION


                                             By: /s/ Thomas H. Fehring
                                                 -------------------------------


                                             /s/ Paul Donovan
                                             -----------------------------------
                                             PAUL DONOVAN

                                             THE PAUL AND PATRICIA R. DONOVAN
                                             2000 IRREVOCABLE TRUST, dated
                                             December 1, 2001, Owner


                                             By: /s/ Laura P. Donovan
                                                 -------------------------------
                                                 Laura P. Donovan, as Trustee

                                  SCHEDULE A

                Premium Payments to Be Made by the Corporation
                ----------------------------------------------


1. The first premium payment in the amount of $116,008 (made in two installments, but deemed for purposes of this Schedule to have been made in one lump sum on February 27, 2001) was paid by the Company as of February 27, 2001.

2. On each anniversary of the payment date set forth in (1) above, a premium payment of $116,008 shall be made by the Company to and including February 27, 2016.

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

                                                                Exhibit 10.1 (d)

                             COLLATERAL ASSIGNMENT


     This Collateral Assignment (the "Assignment") is made and entered into as of April 23, 2001, by and between the PAUL AND PATRICIA R. DONOVAN 2000 IRREVOCABLE TRUST, dated December 1, 2000 (the "Owner"), as the owner of a life insurance policy, No. N101078030 (the "Policy"), issued by NATIONWIDE LIFE INSURANCE COMPANY (the "Insurer"), on the lives of PAUL DONOVAN (the "Participant") and his spouse, and WISCONSIN ENERGY CORPORATION (the "Corporation").


                                   RECITALS

     The Corporation desires to help the Owner provide life insurance for the benefit and protection of the Participant's family or beneficiary by paying the premiums therefor which the parties intend to report for income tax purposes as loans, in exchange for the waiver by the Participant of certain benefits, with such exchange to be on a cost-neutral basis to the Corporation, as more specifically provided in the Wisconsin Energy Corporation Split Dollar Agreement entered into between the Participant, the Owner and the Corporation as of the date hereof (the "Agreement").

     In consideration of the Corporation agreeing to provide such funds in accordance with the terms and conditions of the Agreement, the Owner agrees to grant to the Corporation a security interest in the Policy to serve as collateral for the payment of the Corporation's Collateral Interest (as defined in the Agreement) and for the performance of all obligations of the Owner and the Participant to the Corporation under the Agreement.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth below, the parties to this Assignment agree as follows:

     1.  Assignment.  The Owner hereby grants to the Corporation, and its
         ----------
permitted successors, a security interest in the Policy to secure the payment of the Corporation's Collateral Interest and the performance of all obligations of the Owner and the Participant to the Corporation, either now existing or hereafter arising, pursuant to the terms of the Agreement.

     2.  Signatures.  To facilitate the operation of this Assignment, the
         ----------
parties agree that the Insurer is hereby notified that the following signatures are sufficient, without the signature or consent of the other party, to exercise the following rights under the Policy while the Assignment is in effect:

         (a) The Owner may sign a request to change the beneficiary and select investments under the Policy without the signature or consent of the Corporation; and

         (b) The exercise of any other right under the Policy not specifically set forth above shall be exercised with the signature of both the Corporation and the Owner.

     3.  Policy Proceeds.  Any amount payable from the Policy upon the death of
         ---------------
the Decedent shall first be paid to the Corporation to the extent of its Collateral Interest (as such terms are defined in the Agreement). Any balance will be paid to the Designated Beneficiary (as defined in the Agreement) under the Policy upon or after the Decedent's death. A settlement option may be elected by the recipient of the proceeds. For purposes of this Section, the amount of the Collateral Interest shall be determined for purposes of the Insurer by an affidavit delivered to the Insurer and signed by the Corporation.

     4.  Endorsement.  The Trustee shall hold the Policy while this Assignment
         -----------
is operative and, upon request, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner in this Assignment.

     5.  Insurer.  The Insurer is hereby authorized to recognize the
         -------
Corporation's claims to rights hereunder without investigating the reason for any action taken by the Corporation, the validity or amount of any of the liabilities of the Owner to the Corporation under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Corporation of any amounts to be paid to the Corporation or the transfer of the Policy to the Corporation. The Insurer shall not be responsible for the sufficiency or validity of this Assignment and is not a party to the Agreement (or any other similar split-dollar agreement) between the Corporation and the Owner or the Participant.

     6.  Reassignment.  Upon the full payment of the Corporation's Collateral
         ------------
Interest in accordance with the terms and conditions of this Assignment and the Agreement, the Corporation shall release its Collateral Interest and shall, to the extent necessary to accomplish the sole and unrestricted ownership by the Owner, reassign the Policy and all specific rights included in this Assignment to the Owner.

     7.  Amendment of Assignment; Termination.  This Assignment shall not be
         ------------------------------------
modified, amended or terminated, except by a writing signed by all the parties hereto.

     8.  Binding Agreement; Assigns.  This Assignment shall be binding upon the
         --------------------------
heirs, administrators, executors and permitted successors and assigns of each party to this Assignment.

     9.  State Law.  This Assignment shall be subject to and be construed under
         ---------
the internal laws of the State of Wisconsin, without regard to its conflicts of law principles.

     10. Validity.  In case any provision of this Assignment shall be illegal
         --------
or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Assignment, but this Assignment shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Assignment.

     IN WITNESS WHEREOF, the Owner and the Corporation have signed this Assignment as of the date first written above.

                                       WISCONSIN ENERGY CORPORATION


                                       By: /s/ Thomas H. Fehring
                                           ----------------------------------


                                       PAUL AND PATRICIA R. DONOVAN 2000
                                       IRREVOCABLE TRUST, dated December 1,
                                       2000, Owner


                                       By: /s/ Laura P. Donovan
                                           ----------------------------------
                                           Laura P. Donovan, as Trustee


                                ACKNOWLEDGMENT


STATE OF____________)
                    ) SS.
COUNTY______________)


     On this _____ day of _______________, 2001, before me personally came Laura
P. Donovan, to me known to be the trustee(s) of the trust described above and who executed this Assignment and acknowledged that she executed the same.


                                           __________________________________
                                           Notary Public
                                           State of _______________
                                           My commission expires:____________



                       (Executed in Duplicate Original)

                                       3